KKR & Co. Inc. Reports Fourth Quarter 2021 Financial Results February 8, 2022

1 New York, February 8, 2022 – KKR & Co. Inc. (NYSE: KKR) today reported its fourth quarter 2021 results. Conference Call A conference call to discuss KKR's financial results will be held on February 8, 2022 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events-presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co. “The fourth quarter closed out an exceptional year for KKR. We had record quarterly and annual figures across a number of metrics, including Fee Related Earnings per share and After-tax Distributable Earnings per share. Significant fundraising and the addition of Global Atlantic drove an 87% increase in our AUM to $471 billion. We enter 2022 with significant momentum and continued conviction in our long-term growth prospects.” Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers KKR Reports Fourth Quarter 2021 Financial Results

2 Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic”) as of February 1, 2021. This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR & Co. Inc. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation (other than financial figures, which are as of quarter end), unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since that date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as "outlook," "believe," “think,” "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate,“ "anticipate," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP and other operating and performance measures, including after-tax distributable earnings (or DE), fee related earnings (or FRE), book value, adjusted shares, and assets under management (or AUM). These non-GAAP measures are in addition to, and not a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP and other operating and performance measures presented herein and a reconciliation of non-GAAP measures to comparable GAAP measures. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR & Co. Inc., can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 19, 2021 and its other filings with the SEC, which are available at www.sec.gov. Contact Information Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com KKR Reports Fourth Quarter 2021 Financial Results

KKR & Co. Inc. Fourth Quarter Earnings

KKR's Fourth Quarter 2021 GAAP Results (Unaudited)

- GAAP Net Income Attributable to KKR & Co. Inc. Common Stockholders was $4.6 billion for the full year 2021. GAAP Stockholders' Equity Per Outstanding Share of Common Stock was $27.64 at year end

($ in thousands, except per share data)		4Q'20		4Q'21		FY'20		FY'21
Revenues								
Asset Management	$	2,005,164	$	2,068,056	$	4,230,891	$	9,692,568
Insurance		—		1,985,540		—		6,543,580
Total Revenues	**$**	**2,005,164**	**$**	**4,053,596**	**$**	**4,230,891**	**$**	**16,236,148**
Expenses								
Asset Management		1,179,057		1,378,288		2,933,132		5,456,904
Insurance		—		1,770,737		—		5,965,620
Total Expenses	**$**	**1,179,057**	**$**	**3,149,025**	**$**	**2,933,132**	**$**	**11,422,524**
Total Investment Income (Loss) - Asset Management	**$**	**3,998,115**	**$**	**122,304**	**$**	**4,428,936**	**$**	**8,834,825**
Income Tax Expense (Benefit)		404,137		191,582		609,097		1,353,270
Redeemable Noncontrolling Interests		—		1,204		—		4,060
Noncontrolling Interests		2,908,864		309,281		3,115,089		7,624,643
Preferred Stock Dividends		31,532		17,250		56,555		105,647
Net Income - KKR Common Stockholders	**$**	**1,479,689**	**$**	**507,558**	**$**	**1,945,954**	**$**	**4,560,829**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock								
Basic	$	2.60	$	0.87	$	3.45	$	7.83
Diluted	$	2.46	$	0.82	$	3.37	$	7.31
Weighted Average Shares of Common Stock Outstanding								
Basic		570,818,257		586,760,370		562,812,883		582,258,984
Diluted		609,833,753		643,404,178		583,685,352		633,092,865

		4Q'20		4Q'21
KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock	**$**	**21.15**	**$**	**27.64**

Note: All figures in this presentation are as of December 31, 2021, unless otherwise specifically indicated. Results for the twelve months ended December 31, 2021 only include the results of Global Atlantic for the eleven months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for GAAP income statement and GAAP balance sheet. Totals may not add due to rounding.

KKR

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2 Note: See the Appendix for GAAP reconciliations and other important information. See page 24 for record and payment dates for common and preferred stock. Financial Measures • Fee Related Earnings (“FRE”) of $606 million ($0.69/adj. share) in the quarter, up 45% year-over-year • FRE was $2.0 billion for the year ($2.23/adj. share), up 54% year-over-year • After-tax Distributable Earnings (“DE”) of $1.4 billion ($1.59/adj. share) in the quarter, up 158% year-over-year • DE was $3.9 billion for the year ($4.44/adj. share), up 121% year-over-year • Book Value Per Adjusted Share (“BVPS”) of $28.77 at year end including $17.96 per adjusted share of Net Cash and Investments Capital Metrics • Assets Under Management (“AUM”) of $471 billion, up 87% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $357 billion, up 92% year- over-year • Uncalled Commitments of $112 billion, up 67% year-over-year • New Capital Raised of $19 billion in the quarter and $121 billion for the year • Capital Invested of $23 billion in the quarter and $73 billion for the year Corporate • Regular dividend of $0.145 per share of common stock was declared for the quarter • Increase of regular annualized dividend: Beginning with the dividend to be announced with the results for the quarter ending March 31, 2022, KKR intends to increase its regular annualized dividend per share of common stock from $0.58 to $0.62. KKR has increased its annualized dividend every year since C-corp conversion in 2018 • Share Repurchase Activity: Repurchased $363 million of common stock in the open market since November 2, 2021, the date of our Q3'2021 earnings release, through February 4, 2022 KKR’s Fourth Quarter 2021 Highlights

KKR's Fourth Quarter 2021 Segment Earnings

($ in thousands, except per share data)		4Q'20		4Q'21		FY'20		FY'21
Management Fees	$	398,944	$	592,562	$	1,441,578	$	2,071,440
Transaction and Monitoring Fees, Net		252,018		359,133		632,433		1,004,241
Fee Related Performance Revenues		11,686		11,092		39,555		45,852
Fee Related Compensation		(144,064)		(216,627)		(486,481)		(702,387)
Other Operating Expenses		(99,512)		(139,672)		(346,558)		(449,155)
Fee Related Earnings	**$**	**419,072**	**$**	**606,488**	**$**	**1,280,527**	**$**	**1,969,991**
Realized Performance Income		231,681		919,193		1,165,699		2,141,596
Realized Performance Income Compensation		(97,318)		(441,212)		(697,071)		(1,239,177)
Realized Investment Income		148,755		335,543		644,659		1,613,244
Realized Investment Income Compensation		(21,184)		(50,331)		(106,830)		(241,994)
Asset Management Segment Operating Earnings		**681,006**		**1,369,681**		**2,286,984**		**4,243,660**
Insurance Segment Operating Earnings		**—**		**346,777**		**—**		**652,551**
Distributable Operating Earnings		**681,006**		**1,716,458**		**2,286,984**		**4,896,211**
Interest Expense, Preferred Dividends and Other		(69,744)		(74,069)		(252,243)		(293,048)
Income Taxes Paid		(67,187)		(237,758)		(265,950)		(687,572)
After-tax Distributable Earnings	**$**	**544,075**	**$**	**1,404,631**	**$**	**1,768,791**	**$**	**3,915,591**
Additional Financial Measures and Capital Metrics:								
FRE per Adjusted Share	$	0.48	$	0.69	$	1.49	$	2.23
After-tax DE per Adjusted Share	$	0.62	$	1.59	$	2.06	$	4.44
Total Asset Management Segment Revenues	$	1,043,084	$	2,217,523	$	3,923,924	$	6,876,373
Assets Under Management	$	251,679,200	$	470,555,000	$	251,679,200	$	470,555,000
Fee Paying Assets Under Management	$	186,217,000	$	357,389,000	$	186,217,000	$	357,389,000

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting After-tax Distributable Earnings and other important information.

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4 Management Fees and Fee Related Earnings Fee Related Earnings Per Adjusted Share • Increased by 44% to $2.1 billion for the year • Growth has been driven by record fundraising activity as organic AUM new capital raised over the year was $121 billion, compared to $44 billion in 2020 Management Fees ($ in millions) • Grew 50% year-over-year while margins increased from 61% to 63% • Management fee growth and strong performance in Capital Markets drove the increase in FRE per adjusted share $1,093 $1,249 $1,442 $2,071 2018 2019 2020 2021 58% 61% $1.49 $2.23 61% 63% FRE per adjusted share FRE margin 2020 2021

5 Assets Under Management • AUM increased to $471 billion, up 87% year-over-year, with $19 billion of organic new capital raised in the quarter and $121 billion for the year • Fee Paying AUM of $357 billion, up 92% year-over-year, with $18 billion of new capital raised in the quarter and $104 billion for the year • Perpetual Capital reached $160 billion, up 7x year-over-year driven primarily by Global Atlantic. Perpetual capital represents 34% of AUM and 44% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) Note: Perpetual capital is defined as capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes about its definition and additional important information. $252 $471 4Q'20 4Q'21 $186 $357 4Q'20 4Q'21 $22 $160 4Q'20 4Q'21

6 Additional Capital Detail Uncalled Commitments ($ in billions) • Dry Powder: Uncalled commitments of $112 billion are diversified across the firm’s strategies and are up 67% year-over-year • AUM Not Yet Paying Fees: At year end, there was $38 billion of committed capital with a weighted average management fee rate of over 100bps that becomes payable when the capital is invested or enters its investment period, up 91% year-over-year • Carry Eligible AUM: Of the $248 billion of carried interest eligible AUM, $139 billion is above cost and accruing carry • Performance Fee Eligible AUM: $302 billion, up 44% year-over-year Note: See Appendix for endnotes for additional information. $67 $112 4Q'20 4Q'21 Total Performance Fee Eligible AUM ($ in billions) $210 $302 4Q'20 4Q'21

7 4Q'21 16% Private Equity Real Assets Opportunistic Real Estate Portfolio Infrastructure Portfolio Credit Alternative Credit Composite • Positive unrealized appreciation across strategies led to gross unrealized carried interest of $8.6 billion Traditional Private Equity Portfolio FY'21 Gross Return 1% 46%7% 17%1% 27%4% Note: Private equity for this presentation excludes growth equity (including impact) and core investments, except where the context otherwise requires. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results. Leveraged Credit Composite 6%1% Fund Investment Performance

Segment Detail

Asset Management Segment – Private Markets

- **AUM:** Increased 4% quarter-over-quarter and 73% year-over-year to $257 billion with new capital raised of $14 billion in the quarter and $84 billion for the year
  - New capital raised during the quarter includes several strategies across Private Equity and Real Assets
  - Health Care Strategic Growth Fund II held its final close. The fund is 3x larger than its predecessor
- **Realizations:** Carried Interest in 4Q driven principally by third party sales, including the sale of a minority stake in Kokusai Electric, a Max Healthcare secondary and the sale of Apple Leisure
- **Capital Invested:** $12 billion in the quarter and $39 billion for the year. In 4Q, the Real Estate platform and Traditional Private Equity each invested $4 billion
- **Appreciation:** Driven by strong performance in both public and private holdings, the Traditional Private Equity portfolio appreciated 46% during the year

($ in thousands)		4Q'20		4Q'21		FY'20		FY'21
Management Fees	$	280,531	$	413,184	$	976,607	$	1,404,140
Transaction and Monitoring Fees, Net		57,934		33,826		148,407		143,165
Fee Related Performance Revenues		2,074		4,247		4,797		9,068
Fee Related Revenues	**$**	**340,539**	**$**	**451,257**	**$**	**1,129,811**	**$**	**1,556,373**
Carried Interest	$	117,230	$	568,304	$	1,006,564	$	1,736,794
Incentive Fees		9,301		37,995		9,301		39,271
Realized Performance Income	**$**	**126,531**	**$**	**606,299**	**$**	**1,015,865**	**$**	**1,776,065**
Capital Metrics:								
Assets Under Management	$	148,689,300	$	257,048,000	$	148,689,300	$	257,048,000
Fee Paying Assets Under Management	$	94,195,900	$	154,855,000	$	94,195,900	$	154,855,000
Capital Invested	$	6,035,000	$	11,957,000	$	19,207,000	$	38,942,000
Uncalled Commitments	$	56,631,700	$	101,541,000	$	56,631,700	$	101,541,000

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KKR

Asset Management Segment – Public Markets

- **AUM:** Increased 1% quarter-over-quarter and 107% year-over-year to $214 billion with new capital raised of $5 billion in the quarter and $37 billion for the year
  - New capital raised during the quarter includes CLO issuance and private credit fundraising
- **Realizations:** Incentive Fees in 4Q driven principally by strong investment performance at Marshall Wace
- **Capital Invested:** $12 billion in the quarter and $34 billion for the year. 4Q deployment was active across private credit
- **Appreciation:** The Leveraged Credit composite appreciated 6% during the year, with the Alternative Credit composite up 17%

($ in thousands)		4Q'20		4Q'21		FY'20		FY'21
Management Fees	$	118,413	$	179,378	$	464,971	$	667,300
Transaction and Monitoring Fees, Net		1,488		5,612		3,543		14,181
Fee Related Performance Revenues		9,612		6,845		34,758		36,784
Fee Related Revenues	**$**	**129,513**	**$**	**191,835**	**$**	**503,272**	**$**	**718,265**
Carried Interest	$	—	$	—	$	35,640	$	15,336
Incentive Fees		105,150		312,894		114,194		350,195
Realized Performance Income	**$**	**105,150**	**$**	**312,894**	**$**	**149,834**	**$**	**365,531**
Capital Metrics:								
Assets Under Management	$	102,989,900	$	213,507,000	$	102,989,900	$	213,507,000
Fee Paying Assets Under Management	$	92,021,100	$	202,534,000	$	92,021,100	$	202,534,000
Capital Invested	$	3,800,200	$	11,528,000	$	10,309,500	$	34,376,000
Uncalled Commitments	$	10,328,300	$	10,281,000	$	10,328,300	$	10,281,000

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Asset Management Segment – Capital Markets

- **Transaction Fees:** Totaled a record $320 million in the quarter and $847 million for the year
  - 4Q fees were diversified by geography and transaction type with only one fee event larger than $20 million
    - 58% came from North American transactions with 42% from Europe and Asia
    - Infrastructure and Private Equity were the largest fee generating strategies
  - Fees paid by third parties generated 23% of total transaction fees in 2021

($ in thousands)	4Q'20	4Q'21	FY'20	FY'21
Transaction Fees	$ 192,596	$ 319,695	$ 480,483	$ 846,895

Asset Management Segment – Principal Activities

- **Realizations:** Realized Investment Income of $336 million in the quarter and $1,613 million for the year
  - Realizations in the quarter primarily driven by an AppLovin secondary and the sale of a minority stake in Kokusai Electric
- **Balance Sheet Investment Return:** Flat in the quarter and 28% for the year
- **Embedded Gains:** $6.7 billion of embedded unrealized net gains on the balance sheet at year end

($ in thousands)	4Q'20	4Q'21	FY'20	FY'21
Net Realized Gains (Losses)	$ 69,091	$ 173,104	$ 284,521	$ 1,199,414
Interest Income and Dividends	79,664	162,439	360,138	413,830
Realized Investment Income	**$ 148,755**	**$ 335,543**	**$ 644,659**	**$ 1,613,244**

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Insurance Segment

- **Net Investment Income:** Net Investment Income of $1,352 million in the quarter was driven primarily by income from assets under management, and variable investment income derived from net realized gains on the sale of an equity investment
  - The sale of a minority equity stake in Origis Energy, a solar renewable energy developer, resulted in a $429 million realized gain ($202 million of segment operating earnings)
- **Net Cost of Insurance:** Net Cost of Insurance totaled $490 million in the quarter, driven primarily by stable liability performance across in-force and new business

($ in thousands)	4Q'20	4Q'21	FY'20	FY'21
Net Investment Income	$ —	$ 1,352,187	$ —	$ 3,329,570
Net Cost of Insurance	—	(490,115)	—	(1,566,681)
General, Administrative and Other	—	(162,085)	—	(500,410)
Pre-tax Insurance Operating Earnings	—	699,987	—	1,262,479
Income Taxes	—	(135,947)	—	(199,095)
Net Income Attributable to Noncontrolling Interests	—	(217,263)	—	(410,833)
Insurance Segment Operating Earnings	**$ —**	**$ 346,777**	**$ —**	**$ 652,551**
Additional Financial Measures:				
Global Atlantic Book Value	—	3,372,498	—	3,372,498

Note: KKR's FY'21 results only include the results of Global Atlantic for the eleven months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for endnotes explaining certain terms. 4Q'21 and FY'21 Net Investment Income includes $429 million ($202 million of segment operating earnings) and $528 million ($237 million of segment operating earnings), respectively, of realized gains and losses not related to asset/liability matching investments strategies.

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Book Value

- **Book Value Per Adjusted Share:** Increased 25% year-over-year driven primarily by strong investment performance
  - Net cash and investments of $17.96 per adjusted share at year end, compared to $16.88 at the end of 2020
- **Cash and Investments:** $23 billion at year end
- **Global Atlantic Book Value:** Reflects our ~61% economic ownership

($ in millions, except per share data)		4Q'20		4Q'21
(+) Cash and Short-term Investments	$	5,961	$	4,869
(+) Investments		14,992		17,764
(+) Net Unrealized Carried Interest		2,626		4,967
(+) Other Assets		4,199		4,706
(+) Global Atlantic Book Value		—		3,372
(-) Debt Obligations - KKR		4,688		5,836
(-) Debt Obligations - KFN		949		949
(-) Tax Liabilities, Net		486		2,697
(-) Other Liabilities		858		775
(-) Noncontrolling Interests		30		33
(-) Preferred Stock		500		—
Book Value	**$**	**20,267**	**$**	**25,389**
Book Value Per Adjusted Share	**$**	**23.09**	**$**	**28.77**

Book Value Per Adjusted Share



$12.15
$14.20
$15.57
$19.24
$23.09
$28.77
4Q'16
4Q'17
4Q'18
4Q'19
4Q'20
4Q'21

Note: See Appendix for GAAP reconciliations, endnotes and other important information. Tax liabilities, net includes the recognition of deferred tax liabilities relating to certain assets of KKR Group Partnership L.P. that is expected to occur upon the completion of the mergers contemplated by the Reorganization Agreement previously announced on October 11, 2021.

KKR

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14 Investments Detail Investment Holdings by Asset Class Note: Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet. See Appendix for endnotes and other important information. ($ in millions) 4Q'21 Investments Fair Value Private Equity $ 4,840 Core Private Equity 5,208 Growth 990 Private Equity, Core & Growth Total 11,038 Energy 677 Real Estate 2,037 Infrastructure 748 Real Assets Total 3,462 Leveraged Credit 1,007 Alternative Credit 922 Credit Total 1,929 Other 1,334 Total Investments $ 17,764 ($ in millions) 4Q'21 Significant Investments Fair Value Fair Value as % of Total Investments PetVet Care Centers, LLC $ 1,216 7% USI, Inc. 1,094 6% Fiserv, Inc. 854 5% Heartland Dental, LLC 834 5% Exact Holding B.V. 460 3% Top Significant Investments 4,457 25% Other Investments 13,306 75% Total Investments $ 17,764 100% Private Equity 27% Core Private Equity 29% Growth 6% Energy 4% Real Estate 11% Infrastructure 4% Leveraged Credit 6% Alternative Credit 5% Other 8%

Capital Detail

16 Strategic Partnership & Perpetual Capital ($ in billions) Duration of Capital Note: Perpetual capital is defined as capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes about its definition and other important information. $10 $11 $27 $42 $49 $55 $217 $21 $23 $27 $33 $57 $5 $5 $6 $18 $22 $22 $37 $123 2015 2016 2017 2018 2019 2020 2021 90% of AUM is perpetual capital or has a duration of at least 8 years at inception Perpetual Capital Long-Dated Strategic Investor Partnerships 8+ Year Duration at Inception Other Long-Dated Strategic Investor Partnerships Perpetual Capital 34% 12% 44% 10% Global Atlantic (Perpetual) Strategic Investor Partnership and Perpetual Capital 46% of AUM is perpetual capital or long-dated strategic investor partnerships

17 Year Ended December 31, 2021 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 148,689 $ 102,990 $ 251,679 New Capital Raised 83,859 36,706 120,564 Acquisition of Global Atlantic(2) 12,012 85,491 97,503 Distributions and Other(3) (23,889) (19,467) (43,356) Change in Value 36,377 7,788 44,164 Ending Balance $ 257,048 $ 213,507 $ 470,555 Assets Under Management Rollforward (1) Includes $1,082 million of redemptions by fund investors in Public Markets. (2) Reflects the AUM of Global Atlantic at February 1, 2021. (3) Includes $8,196 million of redemptions by fund investors in Public Markets. Three Months Ended December 31, 2021 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 247,582 $ 211,499 $ 459,081 New Capital Raised 13,927 4,939 18,866 Distributions and Other(1) (9,671) (4,551) (14,222) Change in Value 5,210 1,620 6,830 Ending Balance $ 257,048 $ 213,507 $ 470,555

18 Fee Paying Assets Under Management Rollforward (1) Includes $1,075 million of redemptions by fund investors in Public Markets. (2) Reflects the FPAUM of Global Atlantic at February 1, 2021. (3) Includes net changes in fee base of certain Private Markets funds of $5,398 million. Includes $6,590 million of redemptions by fund investors in Public Markets. Three Months Ended December 31, 2021 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 148,060 $ 201,019 $ 349,079 New Capital Raised 12,822 5,072 17,894 Distributions and Other(1) (6,033) (4,960) (10,993) Change in Value 6 1,403 1,409 Ending Balance $ 154,855 $ 202,534 $ 357,389 Year Ended December 31, 2021 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 94,196 $ 92,021 $ 186,217 New Capital Raised 65,264 38,644 103,908 Acquisition of Global Atlantic(2) 12,012 85,491 97,503 Distributions and Other(3) (17,090) (19,579) (36,669) Change in Value 473 5,957 6,430 Ending Balance $ 154,855 $ 202,534 $ 357,389

Supplemental Information

Investment Vehicle Summary

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE MARKETS BUSINESS LINE									
Private Equity and Growth Funds									
North America Fund XIII	6/2021	6/2027	$ 17,749	$ 17,749	6%	$ —	$ —	$ —	$ —
Americas Fund XII	1/2017	6/2021	13,500	1,937	6%	12,039	4,198	10,986	26,586
North America Fund XI	9/2012	1/2017	8,718	422	3%	9,752	16,367	3,693	8,659
2006 Fund[(1)]	9/2006	9/2012	17,642	247	2%	17,309	34,744	1,649	2,781
Millennium Fund[(1)]	12/2002	12/2008	6,000	—	3%	6,000	14,123	—	6
European Fund V	3/2019	7/2025	6,356	2,597	2%	3,828	361	3,707	5,225
European Fund IV	12/2014	3/2019	3,515	66	6%	3,577	4,519	1,935	3,103
European Fund III[(1)]	3/2008	3/2014	5,509	150	5%	5,360	10,604	669	175
European Fund II[(1)]	11/2005	10/2008	5,751	—	2%	5,751	8,507	—	34
Asian Fund IV	7/2020	7/2026	14,735	12,056	7%	2,679	—	2,679	2,937
Asian Fund III	4/2017	7/2020	9,000	2,156	6%	7,248	3,633	6,541	13,671
Asian Fund II	4/2013	4/2017	5,825	34	1%	6,839	5,946	3,796	3,833
Asian Fund[(1)]	7/2007	4/2013	3,983	—	3%	3,974	8,728	110	23
China Growth Fund[(1)]	11/2010	11/2016	1,010	—	1%	1,010	1,056	330	249
Next Generation Technology Growth Fund II	12/2019	12/2025	2,088	796	7%	1,489	259	1,352	2,218
Next Generation Technology Growth Fund	3/2016	12/2019	659	4	22%	666	810	359	1,529
Health Care Strategic Growth Fund II	5/2021	5/2027	3,789	3,789	4%	—	—	—	—
Health Care Strategic Growth Fund	12/2016	5/2021	1,331	522	11%	939	196	834	1,261
Global Impact Fund	2/2019	2/2025	1,242	429	8%	904	96	849	1,364
Private Equity and Growth Funds			**128,402**	**42,954**		**89,364**	**114,147**	**39,489**	**73,654**
Co-Investment Vehicles and Other	Various	Various	16,999	7,898	Various	9,524	7,144	6,228	9,260
Core Investment Vehicles	Various	Various	24,239	13,379	31%	11,361	516	11,163	18,343
Total Private Equity, Growth, Core and Other			**169,640**	**64,231**		**110,249**	**121,807**	**56,880**	**101,257**

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

20

KKR

Investment Vehicle Summary (cont'd)

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE MARKETS BUSINESS LINE CONTINUED									
Real Assets									
Energy Income and Growth Fund II	6/2018	8/2022	$ 994	$ 415	20%	$ 772	$ 193	$ 610	$ 814
Energy Income and Growth Fund	9/2013	6/2018	1,974	—	13%	1,974	912	1,174	670
Natural Resources Fund[1]	Various	Various	887	—	Various	887	123	193	46
Global Energy Opportunities	Various	Various	915	62	Various	519	165	326	190
Global Infrastructure Investors IV	6/2021	6/2027	15,778	15,778	3%	—	—	—	—
Global Infrastructure Investors III	6/2018	6/2021	7,169	2,924	4%	4,511	979	4,022	4,211
Global Infrastructure Investors II	10/2014	6/2018	3,040	124	4%	3,163	4,239	1,281	1,757
Global Infrastructure Investors	9/2011	10/2014	1,040	—	5%	1,050	2,228	—	—
Asia Pacific Infrastructure Investors	1/2020	1/2026	3,792	2,738	7%	1,311	258	1,161	1,302
Diversified Core Infrastructure Fund	12/2020	(2)	6,939	5,054	7%	1,889	54	1,885	1,931
Real Estate Partners Americas III	12/2020	1/2025	4,253	3,167	5%	1,086	—	1,086	1,196
Real Estate Partners Americas II	5/2017	12/2020	1,921	266	8%	1,892	1,973	816	1,096
Real Estate Partners Americas	5/2013	5/2017	1,229	142	16%	1,016	1,405	142	67
Real Estate Partners Europe II	12/2019	4/2024	2,083	1,117	10%	966	—	966	1,107
Real Estate Partners Europe	9/2015	12/2019	710	141	10%	648	576	292	360
Asia Real Estate Partners	6/2019	6/2023	1,682	1,415	15%	267	—	267	343
Real Estate Credit Opportunity Partners II	4/2019	6/2022	950	507	5%	443	65	443	479
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	4%	1,008	323	1,008	1,004
Property Partners Americas	12/2019	(2)	2,463	460	20%	2,003	60	2,003	2,474
Co-Investment Vehicles & Other	Various	Various	4,880	715	Various	3,912	1,579	3,436	3,515
Total Real Assets			**63,829**	**35,147**		**29,317**	**15,132**	**21,111**	**22,562**
Unallocated Commitments[3]			**1,994**	**1,994**	**Various**	**—**	**—**	**—**	**—**
Private Markets Total			**$ 235,463**	**$ 101,372**		**$ 139,566**	**$ 136,939**	**$ 77,991**	**$ 123,819**

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Open ended fund.
(3) Represents unallocated commitments from our strategic investor partnerships.

21

KKR

Investment Vehicle Summary (cont'd) & Additional AUM Detail

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
PUBLIC MARKETS BUSINESS LINE[(1)]									
Alternative Credit									
Dislocation Opportunities Fund	5/2020	11/2021	$ 2,967	$ 977	14%	$ 1,990	$ 177	$ 1,991	$ 2,202
Special Situations Fund II	2/2015	3/2019	3,525	284	9%	3,241	1,590	1,952	2,492
Special Situations Fund	1/2013	1/2016	2,274	1	12%	2,273	1,628	739	542
Mezzanine Partners	7/2010	3/2015	1,023	33	4%	990	1,097	324	248
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	587	2%	1,658	621	1,308	1,417
Lending Partners III	4/2017	11/2021	1,498	757	2%	741	301	741	807
Lending Partners II	6/2014	6/2017	1,336	157	4%	1,179	1,149	333	138
Lending Partners	12/2011	12/2014	460	41	15%	419	451	86	19
Lending Partners Europe II	6/2019	9/2023	837	491	7%	346	40	346	377
Lending Partners Europe	3/2015	3/2019	848	184	5%	664	375	314	265
			17,013	**3,512**		**13,501**	**7,429**	**8,134**	**8,507**
Other Alternative Credit Vehicles	**Various**	**Various**	**13,021**	**6,593**	**Various**	**6,425**	**4,590**	**3,792**	**4,150**
Public Markets Total			**$ 30,034**	**$ 10,105**		**$ 19,926**	**$ 12,019**	**$ 11,926**	**$ 12,657**
Total Eligible To Receive Carried Interest			**$ 265,497**	**$ 111,477**		**$ 159,492**	**$ 148,958**	**$ 89,917**	**$ 136,476**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 111,477	$ 136,476	$ 247,953
Incentive Fee Eligible	—	53,866	53,866
Total Performance Fee Eligible	**111,477**	**190,342**	**301,819**
Private Markets	169	27,173	27,342
Credit and Other	176	141,218	141,394
Total Assets Under Management	**$ 111,822**	**$ 358,733**	**$ 470,555**

(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

22

KKR

Stock Summary

From October 30, 2021 through February 4, 2022, KKR used a total of approximately $363 million to repurchase 5.1 million shares in the open market. During this period, open market purchases were made at an average cost of $70.75 per share. On December 27, 2021, we increased the repurchase program to $500 million and since that time has used approximately $239 million to repurchase 3.5 million shares as of February 4, 2022.

Common Stock Repurchase Activity

(Amounts in millions, except per share amounts)	Inception to Date[1]
Open Market Share Repurchases	60.1
Reduction of Shares for Retired Equity Awards[2]	22.5
Total Repurchased Shares and Retired Equity Awards	**82.6**
Total Capital Used	$2,022
Average Price Paid Per Share	$24.48
Remaining Availability under Current Share Repurchase Plan	$261

Adjusted Shares	1Q'21	2Q'21	3Q'21	4Q'21
Common Stock	578,269,039	583,030,973	583,026,679	595,663,618
KKR Holdings Units and Other Exchangeable Securities[3]	274,590,201	272,250,240	272,250,240	260,102,818
Common Stock - Series C Mandatory Convertible Preferred Stock[4]	26,822,600	26,822,600	26,822,600	26,822,600
Adjusted Shares[5]	**879,681,840**	**882,103,813**	**882,099,519**	**882,589,036**

(1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through February 4, 2022.
(2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.'s equity incentive plans.
(3) Shares that may be issued by KKR & Co. Inc. upon exchange of KKR Holdings units and other securities that are exchangeable for KKR common stock.
(4) Assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of KKR & Co. Inc. common stock for the periods presented.
(5) Amounts exclude unvested shares granted under the equity incentive plans.

23

KKR

24 Dividends The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained. Common Stock A dividend of $0.145 per share of common stock has been declared for the fourth quarter of 2021, which will be paid on March 4, 2022 to holders of record of common stock as of the close of business on February 18, 2022. Additionally, beginning with the dividend to be announced with the results for the quarter ending March 31, 2022, KKR intends to increase its regular annualized dividend per share of common stock from $0.58 to $0.62. Series C Mandatory Convertible Preferred Stock A dividend of $0.75 per share of Series C Mandatory Convertible Preferred Stock has been declared and set aside for payment on March 15, 2022 to holders of record of Series C Mandatory Convertible Preferred Stock as of the close of business on March 1, 2022. 2051 Senior Notes In the fourth quarter, KKR issued $750 million of 3.250% Senior Notes due 2051 through its finance subsidiaries. These notes are unsecured and unsubordinated obligations of KKR. The use of net proceeds from the offering will be used for general corporate purposes. Increase of stock repurchase program to $500 million On December 27, 2021 KKR & Co. Inc. increased the repurchase program to $500 million, under which $261 million remains available as of February 4, 2022. Under its repurchase program, shares of common stock of KKR & Co. Inc. may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing, manner, price and amount of any repurchases will be determined by KKR in its discretion and will depend on a variety of factors, including legal requirements, price and economic and market conditions. In addition to the repurchases of common stock, the repurchase program will be used for the retirement (by cash settlement or the payment of tax withholding amounts upon net settlement) of equity awards granted pursuant to KKR’s equity incentive plans representing the right to receive common stock. KKR expects that the program, which has no expiration date, will be in effect until the maximum approved dollar amount has been used. The program does not require KKR to repurchase or retire any specific number of shares of common stock or equity awards, respectively, and the program may be suspended, extended, modified or discontinued at any time. Other Corporate Information

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)	4Q'20	4Q'21	FY'20	FY'21
Revenues				
Asset Management				
Fees and Other	$ 669,406	$ 962,349	$ 2,006,791	$ 2,850,154
Capital Allocation-Based Income (Loss)	1,335,758	1,105,707	2,224,100	6,842,414
	2,005,164	2,068,056	4,230,891	9,692,568
Insurance				
Net Premiums	—	527,166	—	2,226,078
Policy Fees	—	323,587	—	1,147,913
Net Investment Income	—	925,964	—	2,845,623
Net Investment-Related Gains	—	170,770	—	203,753
Other Income	—	38,053	—	120,213
	—	1,985,540	—	6,543,580
Total Revenues	**$ 2,005,164**	**$ 4,053,596**	**$ 4,230,891**	**$ 16,236,148**
Expenses				
Asset Management				
Compensation and Benefits	940,964	1,009,686	2,152,490	4,428,743
Occupancy and Related Charges	20,878	17,795	72,100	69,084
General, Administrative and Other	217,215	350,807	708,542	959,077
	1,179,057	1,378,288	2,933,132	5,456,904
Insurance				
Policy Benefits and Claims	—	1,462,146	—	5,055,709
Amortization of Policy Acquisition Costs	—	(8,540)	—	(65,949)
Interest Expense	—	17,179	—	61,661
Insurance Expenses	—	116,287	—	358,878
General, Administrative and Other	—	183,665	—	555,321
	—	1,770,737	—	5,965,620
Total Expenses	**$ 1,179,057**	**$ 3,149,025**	**$ 2,933,132**	**$ 11,422,524**
Investment Income (Loss) - Asset Management				
Net Gains (Losses) from Investment Activities	3,821,837	(311,977)	3,642,804	7,720,923
Dividend Income	57,516	375,749	352,563	698,800
Interest Income	363,388	333,922	1,403,440	1,485,470
Interest Expense	(244,626)	(275,390)	(969,871)	(1,070,368)
Total Investment Income (Loss)	**$ 3,998,115**	**$ 122,304**	**$ 4,428,936**	**$ 8,834,825**
Income Tax Expense (Benefit)	404,137	191,582	609,097	1,353,270
Redeemable Noncontrolling Interests	—	1,204	—	4,060
Noncontrolling Interests	2,908,864	309,281	3,115,089	7,624,643
Preferred Stock Dividends	31,532	17,250	56,555	105,647
Net Income - KKR Common Stockholders	**$ 1,479,689**	**$ 507,558**	**$ 1,945,954**	**$ 4,560,829**

26

KKR

27 GAAP Condensed Consolidated Balance Sheet (Unaudited) ($ in thousands) 4Q'20 4Q'21 Assets Asset Management Cash and Cash Equivalents $ 6,507,874 $ 6,699,668 Investments 69,274,715 88,775,514 Other Assets 4,023,913 4,244,894 79,806,502 99,720,076 Insurance Cash and Cash Equivalents — 3,391,934 Investments — 123,763,675 Other Assets — 37,409,755 — 164,565,364 Total Assets $ 79,806,502 $ 264,285,440 Liabilities and Equity Asset Management Debt Obligations 33,423,596 36,669,755 Other Liabilities 5,582,990 8,359,619 39,006,586 45,029,374 Insurance Debt Obligations — 1,908,006 Other Liabilities — 159,208,840 — 161,116,846 Total Liabilities $ 39,006,586 $ 206,146,220 Redeemable Noncontrolling Interests — 82,491 Stockholders' Equity Stockholders' Equity - Series A & B Preferred Stock 482,554 — Stockholders' Equity - Series C Mandatory Convertible Preferred Stock 1,115,792 1,115,792 Stockholders' Equity - Series I and II Preferred Stock, Common Stock 12,118,472 16,466,372 Noncontrolling Interests 27,083,098 40,474,565 Total Equity $ 40,799,916 $ 58,056,729 Total Liabilities and Equity $ 79,806,502 $ 264,285,440

28 Reconciliation of GAAP to Non-GAAP Shares (Unaudited) 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 GAAP Shares of Common Stock Outstanding 572,893,738 578,269,039 583,030,973 583,026,679 595,663,618 Adjustments: KKR Holdings Units 275,626,493 273,367,712 271,027,751 271,027,751 258,726,163 Other Exchangeable Securities — 1,222,489 1,222,489 1,222,489 1,376,655 Common Stock - Series C Mandatory Convertible Preferred Stock 29,092,933 26,822,600 26,822,600 26,822,600 26,822,600 Adjusted Shares 877,613,164 879,681,840 882,103,813 882,099,519 882,589,036 Unvested Shares of Common Stock and Other Exchangeable Securities (1) 23,892,201 26,687,308 30,110,513 36,140,502 39,000,561 4Q'20 4Q'21 FY'20 FY'21 Weighted Average GAAP Shares of Common Stock Outstanding - Basic 570,818,257 586,760,370 562,812,883 582,258,984 Adjustments: Weighted Average KKR Holdings Units 277,306,865 268,888,344 283,633,220 271,719,976 Weighted Average Other Exchangeable Securities — 1,374,979 — 1,190,590 Weighted Average Common Stock - Series C Mandatory Convertible Preferred Stock 29,092,933 26,822,600 11,048,955 26,822,600 Weighted Average Adjusted Shares 877,218,055 883,846,293 857,495,058 881,992,150 (1) Excludes equity awards that have not met their market-price based vesting conditions.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)	4Q'20	4Q'21	FY'20	FY'21
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders (GAAP)	**$ 1,479,689**	**$ 507,558**	**$ 1,945,954**	**$ 4,560,829**
Preferred Stock Dividends	31,532	17,250	56,555	105,647
Net Income (Loss) Attributable to Noncontrolling Interests	2,908,864	310,485	3,115,089	7,628,703
Income Tax Expense (Benefit)	404,137	191,582	609,097	1,353,270
Income (Loss) Before Tax (GAAP)	**$ 4,824,222**	**$ 1,026,875**	**$ 5,726,695**	**$ 13,648,449**
Impact of Consolidation and Other	(1,896,236)	(188,922)	(1,704,739)	(5,189,459)
Equity-based Compensation - KKR Holdings[1]	17,143	125,549	80,739	161,283
Preferred Stock Dividends	(8,341)	—	(33,364)	(19,201)
Income Taxes Paid	(67,187)	(237,758)	(265,950)	(687,572)
Asset Management Adjustments:				
Unrealized Carried Interest	(1,257,340)	(170,985)	(1,070,803)	(4,043,135)
Net Unrealized (Gains) Losses	(1,715,789)	300,046	(1,697,740)	(2,590,280)
Unrealized Carried Interest Compensation (Carry Pool)	525,256	84,465	467,485	1,751,912
Strategic Corporate Transaction-Related Charges	9,376	7,656	20,073	25,153
Equity-based Compensation	107,800	44,904	236,199	183,100
Equity-based Compensation - Performance based	5,171	28,157	10,196	78,230
Insurance Adjustments:				
Net (Gains) Losses from Investments and Derivatives	—	475,133	—	658,975
Strategic Corporate Transaction-Related Charges	—	9,764	—	25,711
Equity-based and Other Compensation	—	31,283	—	95,344
Amortization of Acquired Intangibles	—	4,411	—	16,176
Income Taxes	—	(135,947)	—	(199,095)
After-tax Distributable Earnings	**$ 544,075**	**$ 1,404,631**	**$ 1,768,791**	**$ 3,915,591**
Interest Expense	58,361	65,083	211,037	250,183
Preferred Stock Dividends	8,341	—	33,364	19,201
Net Income Attributable to Noncontrolling Interests	3,042	8,986	7,842	23,664
Income Taxes Paid	67,187	237,758	265,950	687,572
Distributable Operating Earnings	**$ 681,006**	**$ 1,716,458**	**$ 2,286,984**	**$ 4,896,211**
Insurance Segment Operating Earnings	—	(346,777)	—	(652,551)
Realized Performance Income	(231,681)	(919,193)	(1,165,699)	(2,141,596)
Realized Performance Income Compensation	97,318	441,212	697,071	1,239,177
Realized Investment Income	(148,755)	(335,543)	(644,659)	(1,613,244)
Realized Investment Income Compensation	21,184	50,331	106,830	241,994
Fee Related Earnings	**$ 419,072**	**$ 606,488**	**$ 1,280,527**	**$ 1,969,991**

(1) Represents equity-based compensation expense in connection with non-dilutive share grants from outstanding but previously unallocated units of KKR Holdings.

29

KKR

30 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont’d) ($ in thousands) 4Q'20 4Q'21 FY'20 FY'21 Fee Related Earnings $ 419,072 $ 606,488 $ 1,280,527 $ 1,969,991 Insurance Segment Operating Earnings — 346,777 — 652,551 Realized Performance Income 231,681 919,193 1,165,699 2,141,596 Realized Performance Income Compensation (97,318) (441,212) (697,071) (1,239,177) Realized Investment Income 148,755 335,543 644,659 1,613,244 Realized Investment Income Compensation (21,184) (50,331) (106,830) (241,994) Depreciation and Amortization 4,437 7,683 18,626 25,940 Adjusted EBITDA $ 685,443 $ 1,724,141 $ 2,305,610 $ 4,922,151

31 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont’d) ($ in thousands) 4Q'20 4Q'21 FY'20 FY'21 Total GAAP Revenues $ 2,005,164 $ 4,053,596 $ 4,230,891 $ 16,236,148 Insurance GAAP Revenues — (1,985,540) — (6,543,580) Impact of Consolidation and Other 182,346 382,193 461,244 772,139 Capital Allocation-Based Income (Loss) (GAAP) (1,335,758) (1,105,707) (2,224,100) (6,842,414) Realized Carried Interest 117,230 568,304 1,042,204 1,752,130 Realized Investment Income 148,755 335,543 644,659 1,613,244 Insurance Segment Management Fees — 50,185 — 158,685 Capstone Fees (25,910) (25,121) (81,452) (91,407) Expense Reimbursements (48,743) (55,930) (149,522) (178,572) Total Asset Management Segment Revenues $ 1,043,084 $ 2,217,523 $ 3,923,924 $ 6,876,373

32 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont’d) ($ in thousands) 4Q'16 4Q'17 4Q'18 4Q'19 4Q'20 4Q'21 KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock $ 5,457,279 $ 6,703,382 $ 8,167,056 $ 10,324,936 $ 12,118,472 $ 16,466,372 Series C Mandatory Convertible Preferred Stock — — — — 1,115,792 1,115,792 Impact of Consolidation and Other 101,189 196,742 188,056 310,380 520,710 (1,048,569) KKR Holdings and Other Exchangeable Securities 4,389,285 4,844,271 4,625,448 5,728,634 6,512,382 8,595,510 Accumulated Other Comprehensive Income (AOCI) and Other (Insurance) — — — — — 259,777 Equity Impact of KKR Management Holdings Corp. (151,162) (70,486) — — — — Book Value $ 9,796,591 $ 11,673,909 $ 12,980,560 $ 16,363,950 $ 20,267,356 $ 25,388,882 Adjusted Shares 806,137,733 822,146,070 833,938,476 850,388,924 877,613,164 882,589,036 Book Value per Adjusted Share $ 12.15 $ 14.20 $ 15.57 $ 19.24 $ 23.09 $ 28.77

KKR's Fourth Quarter 2021 Segment Earnings – Detailed View

($ in thousands)		4Q'20		4Q'21		FY'20		FY'21
Management Fees	$	398,944	$	592,562	$	1,441,578	$	2,071,440
Transaction and Monitoring Fees, Net		252,018		359,133		632,433		1,004,241
Fee Related Performance Revenues		11,686		11,092		39,555		45,852
Fee Related Compensation		(144,064)		(216,627)		(486,481)		(702,387)
Other Operating Expenses		(99,512)		(139,672)		(346,558)		(449,155)
Fee Related Earnings	$	**419,072**	$	**606,488**	$	**1,280,527**	$	**1,969,991**
Realized Carried Interest		117,230		568,304		1,042,204		1,752,130
Incentive Fees		114,451		350,889		123,495		389,466
Realized Performance Income Compensation		(97,318)		(441,212)		(697,071)		(1,239,177)
	$	**134,363**	$	**477,981**	$	**468,628**	$	**902,419**
Net Realized Gains (Losses)		69,091		173,104		284,521		1,199,414
Interest Income and Dividends		79,664		162,439		360,138		413,830
Realized Investment Income Compensation		(21,184)		(50,331)		(106,830)		(241,994)
	$	**127,571**	$	**285,212**	$	**537,829**	$	**1,371,250**
Asset Management Segment Operating Earnings	$	**681,006**	$	**1,369,681**	$	**2,286,984**	$	**4,243,660**
Insurance Segment Operating Earnings	$	**—**	$	**346,777**	$	**—**	$	**652,551**
Distributable Operating Earnings	$	**681,006**	$	**1,716,458**	$	**2,286,984**	$	**4,896,211**
Interest Expense		(58,361)		(65,083)		(211,037)		(250,183)
Preferred Dividends		(8,341)		—		(33,364)		(19,201)
Net Income Attributable to Noncontrolling Interests		(3,042)		(8,986)		(7,842)		(23,664)
Income Taxes Paid		(67,187)		(237,758)		(265,950)		(687,572)
After-tax Distributable Earnings	$	**544,075**	$	**1,404,631**	$	**1,768,791**	$	**3,915,591**

Note: KKR's FY'21 results only include the results of Global Atlantic for the eleven months beginning on February 1, 2021.

33

KKR

34 Notes to page 3 – KKR’s Fourth Quarter 2021 Segment Earnings • The amount of tax benefit from equity-based compensation for 4Q'21 and 4Q'20 was $33.8 million and $22.9 million, respectively, and for FY'21 and FY'20 was $123.1 million and $59.1 million, respectively. Its inclusion in After-tax Distributable Earnings had the effect of increasing this metric for 4Q'21 and 4Q'20 by 2% and 4%, respectively, and for FY'21 and FY'20 by 3% and 3%, respectively. Notes to pages 5 and 16 – Assets Under Management • Perpetual capital refers to a component of AUM that has an indefinite term and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. Perpetual capital includes the AUM of our registered funds, certain unregistered funds, listed companies, and insurance companies, and it excludes our traditional private equity funds, similarly structured investments funds, and hedge fund partnerships. Investors should not view this component of our AUM as being permanent without exception, because it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by or payments to investors, clients and policyholders (including through elections by investors to redeem their fund investments, periodic dividends, and payment obligations under insurance policies and reinsurance agreements) as well as termination by a client of, or failure to renew, its investment management agreement with KKR. Notes to page 6 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds includes $10.8 billion and $1.1 billion to its Private Markets and Public Markets business lines, respectively. Notes to page 7 – Fund Investment Performance • Traditional Private Equity Portfolio refers to the portfolio of investments held by all KKR’s private equity flagship funds that have been investing for at least two years. This portfolio does not include investments from KKR’s growth equity (including impact) funds or core investments. • Opportunistic Real Estate Portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds that have been investing for at least two years, including KKR Real Estate Partners Americas II, KKR Real Estate Partners Europe II and Asia Real Estate Partners. This portfolio does not include investments from KKR's core plus real estate fund or real estate credit funds. • Infrastructure Portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure equity funds that have been investing for at least two years. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure. • The Leveraged Credit Composite refers to the composite of certain investment portfolios made in KKR’s U.S. and European leveraged credit strategies including leveraged loans, high-yield bonds and opportunistic credit. • The Alternative Credit Composite refers to the composite of investment returns across KKR’s flagship investment funds that have called capital from their investors in KKR’s Strategic Investments Group ("SIG") strategy and private credit strategies, including direct lending, mezzanine and private opportunistic credit funds. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 20 to 22. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Notes to page 12 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. Important Information − Endnotes

35 Notes to page 13 – Book Value • KKR owns 61.5% of Global Atlantic. • Assuming for the 2021 year that we had paid (i) 65% of the unrealized carried interest earned by the funds that allocate 40% and 43% to the carry pool and (ii) 15% of the unrealized gains in our Principal Activities business line (in each case at the mid-point of the ranges above), our book value as of December 31, 2021 would have been reduced by approximately $2.58 per adjusted share, compared to our reported book value of $28.77 per adjusted share on such date. Notes to page 14 – Investments Detail • Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds and the Global Atlantic insurance companies. Investments presented are principally the assets measured at fair value that are held by KKR's asset management segment, which, among other things, does not include the underlying investments held by Global Atlantic and Marshall Wace. • Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as core, growth, energy, real estate, infrastructure, leveraged credit and alternative credit appear in these other asset classes. • Significant Investments include the top five investments based on their fair values as of December 31, 2021. Significant Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, and (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments. Accordingly, this list of Significant Investments should not be relied upon as a substitute for the “Investment Holdings by Asset Class" pie chart on page 14 for information about the asset class exposure of KKR's balance sheet. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable. Notes to page 16 – Strategic Investor Partnership and Perpetual Capital • Please see notes to page 5 for information about perpetual capital. • "Other" in the chart includes hedge fund partnerships and certain leveraged credit funds. Important Information − Endnotes (cont’d)

36 Important Information – Non-GAAP and Other Measures Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as assessing the performance of KKR's businesses. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including after-tax distributable earnings (“DE”), distributable operating earnings, fee related earnings (“FRE”), total asset management segment revenues and book value, are presented prior to giving effect to the allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P. and as such represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment funds and collateralized financing entities (“CFEs”) that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP financial measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled measures presented by other investment managers. • After-tax Distributable Earnings is a non-GAAP performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. After- tax distributable earnings is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. After-tax distributable earnings is equal to Distributable Operating Earnings less Interest Expense, Series A and B Preferred Stock dividends, Net Income Attributable to Noncontrolling Interests and Income Taxes Paid. Series C Mandatory Convertible Preferred Stock dividends have been excluded from After-tax Distributable Earnings, because the definition of Adjusted Shares used to calculate After-tax Distributable Earnings per Adjusted Share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock. Income Taxes Paid represents the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all units in KKR Holdings L.P. and other exchangeable securities were exchanged for common stock of KKR & Co. Inc. Income Taxes Paid includes amounts paid pursuant to the tax receivable agreement and the benefit of tax deductions arising from equity-based compensation, which reduces income taxes paid or payable during the period. Equity based compensation expense is excluded from After-tax Distributable Earnings, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. If tax deductions from equity-based compensation were to be excluded from Income Taxes Paid, KKR’s After-tax Distributable Earnings would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity- based compensation for the period reported and the effect of its inclusion in After-tax Distributable Earnings for the period. KKR makes these adjustments when calculating After-tax Distributable Earnings in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, After-tax Distributable Earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and After-tax Distributable Earnings should not be viewed as a measure of KKR’s liquidity.

37 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Book Value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s net assets presented on a basis that (i) deconsolidates KKR’s investment funds and CFEs that KKR manages, (ii) includes the net assets that are attributable to KKR Holdings L.P., and (iii) includes KKR’s ownership of the net assets of Global Atlantic. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to investors in KKR’s funds and other noncontrolling interest holders and to the holders of Preferred Stock. KKR's book value includes (x) the net impact of KKR's tax assets and liabilities as prepared under GAAP and (y) the implied amount of (1) tax assets and liabilities attributable to KKR Holdings L.P. as if it was subject to corporate income taxes and (2) the recognition of deferred tax liabilities relating to certain assets of KKR Group Partnership L.P. that is expected to occur upon the completion of the mergers contemplated by the previously announced Reorganization Agreement, dated October 8, 2021, by and among KKR & Co. Inc., KKR Holdings L.P. and the other parties thereto. Series C Mandatory Convertible Preferred Stock has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock. To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated other comprehensive income and (ii) accumulated change in fair value of reinsurance balances and related assets, net of deferred acquisition costs and income tax. • Distributable Operating Earnings is a non-GAAP performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Distributable Operating Earnings is presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc., KKR Holdings L.P. and other exchangeable securities, and the consolidation of the investment funds, vehicles and accounts that KKR advises, manages or sponsors (including collateralized financing entities). Distributable Operating Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, (iii) strategic corporate transaction-related charges and (iv) non-recurring items, if any. Strategic corporate transaction-related items arise from corporate actions and consist primarily of (i) impairments, (ii) non-monetary gains or losses on divestitures, (iii) transaction costs from strategic acquisitions, and (iv) depreciation on real estate that KKR owns and occupies. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by KKR as the investment adviser for Global Atlantic insurance companies and (ii) interest income and expense based on lending arrangements where one or more KKR subsidiaries borrow from a Global Atlantic insurance subsidiary. Inter-segment transactions are recorded by each segment based on the definitive documents that contain arms' length terms and comply with applicable regulatory requirements. Distributable Operating Earnings represents operating earnings of KKR’s Asset Management and Insurance segments, which are comprised of the following: • Asset Management Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Operating Earnings excludes (i) unrealized carried interest, (ii) net unrealized gains (losses) on investments, and (iii) related unrealized performance income compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies, are included in Asset Management Segment Operating Earnings. • Insurance Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, (iii) General, Administrative, and Other Expenses, (iv) Income Taxes, and (v) Net Income Attributable to Noncontrolling Interests. The non-operating adjustments made to derive Insurance Segment Operating Earnings eliminate the impact of: (i) realized (gains) losses related to asset/liability matching investments strategies, (ii) unrealized investment (gains) losses, (iii) changes in the fair value of derivatives, embedded derivatives, and fair value liabilities for fixed-indexed annuities, indexed universal life contracts and variable annuities, and (iv) the associated income tax effects of all exclusions from Insurance Segment Operating Earnings except for equity- based compensation expense. Insurance Segment Operating Earnings includes (i) realized gains and losses not related to asset/liability matching investments strategies and (ii) the investment management fee expenses that are earned by KKR as the investment adviser of the Global Atlantic insurance companies.

38 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Fee Related Earnings (“FRE”) is a performance measure used to assess the Asset Management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating asset management and capital markets businesses and other recurring revenue streams. FRE equals (i) Management Fees, including fees paid by the Insurance segment to the Asset Management segment and fees paid by certain insurance co-investment vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of Incentive Fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee-related performance revenues consists of performance fees (i) to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity-based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized net gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. KKR believes that this performance measure is useful to stockholders as it provides additional insight into the realized revenues generated by KKR's asset management segment. Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include shares issuable upon exchange of all units of KKR Holdings L.P. and other exchangeable securities and the number of shares of common stock assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock. Weighted average adjusted shares is used in the calculation of After-tax Distributable Earnings per Adjusted Share, and Adjusted Shares is used in the calculation of Book Value per Adjusted Share. • Assets Under Management (“AUM”) represent the assets managed, advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and the Global Atlantic insurance companies; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all AUM of KKR's strategic BDC partnership; and (vii) the fair value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions.

39 Important Information – Non-GAAP and Other Measures (cont’d) Other Measures and Terms (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

40 Important Information – Other Legal Disclosures Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Credit Advisors (Ireland) or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product offered by, or other insurance-related vehicle sponsored or managed by, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited or any Global Atlantic insurance company. Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein. Estimates and Assumptions Target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize.

41 Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR (including Global Atlantic), including investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “think,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of common stock; the timing, manner and pricing of redemptions of preferred stock; future expectations related to Fee Related Earnings, After-tax Distributable Earnings, Book Value, Distributable Operating Earnings, and other measures and performance metrics; KKR’s ability to grow its AUM, to deploy its capital, to realize currently unrealized investment returns and the time period over which such events may occur; KKR’s ability to manage Global Atlantic’s investments; operation of Global Atlantic following the closing of KKR’s acquisition of Global Atlantic; the Global Atlantic acquisition’s effects on KKR’s operating results; expansion and growth opportunities and other synergies resulting from the Global Atlantic acquisition and other acquisitions, reorganizations or strategic partnerships. These forward-looking statements are based on KKR’s (including Global Atlantic’s) beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR (including Global Atlantic) or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, After-tax Distributable Earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, Fee Related Earnings, adjusted EBITDA, core interest expense and book value, debt levels, outstanding shares of common stock and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the acquisition of Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic acquisition and timing related thereto; changes in Global Atlantic’s business; distraction of KKR’s or Global Atlantic’s management or other diversion of resources within each company caused by the Global Atlantic acquisition; retention of key Global Atlantic employees; Global Atlantic’s ability to maintain business relationships following the acquisition; the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; foreign, federal, state and local governmental responses to the pandemic; whether KKR realizes all or any of the anticipated benefits from converting to a corporation and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s or Global Atlantic’s business strategies including the ability to realize the anticipated synergies from acquisitions (including the Global Atlantic acquisition), strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR’s or Global Atlantic’s investments and decreased ability to raise funds; KKR’s and Global Atlantic’s compliance with laws applicable to their respective businesses; changes to Global Atlantic as a consolidated subsidiary of KKR; ability of KKR to manage Global Atlantic’s investments; KKR’s control of Global Atlantic; changes in Global Atlantic policyholders’ behaviors; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in KKR’s or Global Atlantic’s business; outcome of KKR’s or Global Atlantic’s litigation and regulatory matters; and the degree and nature of KKR’s and Global Atlantic’s competition. These statements are subject to numerous risks, uncertainties and assumptions, including those listed in this Appendix and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2020, filed with the SEC on February 19, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Important Information – Other Legal Disclosures (cont'd)